UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2016 (January 27, 2016)

Gray Television, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-13796	58-0285030
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS employer Identification No.)

4370 Peachtree Road, NE, Atlanta GA	30319
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 504-9828

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2016, Gray Television, Inc. (“Gray,” the “Company” or “our”), announced the promotion of its five Senior Vice Presidents to new positions in response to the Company's growing scale, diversification and profile. The changes were effective on February 1, 2016.

Jim Ryan is now Executive Vice President and Chief Financial Officer. Previously, he served as our Senior Vice President and Chief Financial Officer. Jim will continue to oversee accounting, finance, tax, benefits and risk management functions at all levels in the company. He has been with the Company since 1998.

Kevin Latek is now Executive Vice President and Chief Legal and Development Officer. Previously, he served as our Senior Vice President of Business Affairs and prior thereto our General Counsel. Kevin joined the Company in early 2012 after 15 years as a media lawyer for a Washington, DC law firm.

Bob Smith, age 53, is now Executive Vice President and Co-Chief Operating Officer. Previously he served as Senior Vice President of Midwest and West regions of the Company since July 2013. Bob had a long career as a sales manager and general manager for various stations prior to being named a Regional Vice President for Gray in 2002.

Nick Waller, age 62, is now Executive Vice President and Co-Chief Operating Officer. Previously he served as Senior Vice President of Mid-Atlantic and South regions of the Company since July 2013. Nick spent 20 years with Datasouth Computer Corporation prior to becoming President and General Manager of WCTV in Tallahassee, Florida and a Regional Vice President for Gray as of 2005. He has been with Gray since 2002.

Jason Effinger is now Executive Vice President and Chief Digital and Technology Officer for Gray. Previously he served as Senior Vice President for Media and Technology. Jason spent many years in news and operations positions and became a Regional Vice President for Gray in 2007. He has been with Gray since 2002.

In addition, on February 1, 2016, the Company announced the passing of Dr. William E. Mayher, Jr., the Chairman of the Board and who had served as a member of the Board since August 1993. A copy of the press release relating to Dr. Mayher is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.01. Regulation FD Disclosure.

Also on February 1, 2016, Gray completed the sale of all of the assets of KAKE-TV to Lockwood Broadcast Group, Inc. ("Lockwood") in exchange for Lockwood's WBXX-TV and $11.2 million in cash. WBXX-TV is the CW affiliate for the Knoxville, Tennessee, market (DMA 62).

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits. The following exhibit is filed with this report:

Exhibit No.	Description
99.1	Press release dated February 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC.

By:	/s/ James C. Ryan
Name: James C. Ryan
Title: Executive Vice President and Chief Financial Officer

Date: February 2, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated February 1, 2016.

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